Exhibit 4.1

ARC DOCUMENT SOLUTIONS, INC.

and

THE GUARANTORS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 20, 2013

to

Indenture, dated as of December 1, 2010

relating to

10.5% Senior Notes Due 2016